UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: August 12, 2010

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 12, 2010, National CineMedia, Inc. (the “Company”) and National CineMedia, LLC (“NCM LLC”), entered into an underwriting agreement (the “Underwriting Agreement”), with Credit Suisse Securities (USA) LLC as Representative of the Several Underwriters named therein, in connection with the offer and sale by American Multi-Cinema, Inc., AMC ShowPlace Theaters, Inc. and Regal CineMedia Holdings, LLC (collectively the “Selling Stockholders”), of an aggregate 10,700,000 shares of the Company’s common stock (the “Common Stock”) in a registered public offering. The Selling Stockholders also have granted the underwriters an option for 30 days to purchase up to 1,337,500 additional shares of Common Stock at the offering price per share to cover overallotments, if any. The offering is scheduled to close on August 18, 2010, subject to specified closing conditions.

The brief description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1.

Item 3.02 Unregistered Sales of Equity Securities

The Company’s Amended and Restated Certificate of Incorporation and the Third Amended and Restated Limited Liability Company Operating Agreement of NCM LLC provide a redemption right to the NCM LLC members to exchange common membership units of NCM LLC for shares of the Company’s Common Stock on a one-for-one basis, or at the Company’s option, a cash payment equal to the market price of one share of the Company’s Common Stock.

The Company received a Notice of Redemption from each of the Selling Stockholders. On August 3, 2010, the Company’s board of directors authorized the exchange of units for shares of Common Stock. Immediately prior to the closing of the offering, the Selling Stockholders would surrender common membership units to NCM LLC for cancellation and the Company would contribute shares of its Common Stock to NCM LLC in exchange for an amount of newly issued common units equal to the number of units surrendered by the Selling Stockholders. NCM LLC would distribute the shares of the Company’s Common Stock to each of the Selling Stockholders to complete the redemption immediately prior to the closing of the offering scheduled for August 18, 2010.

Item 8.01 Other Events

On August 9, 2010, the Company filed a preliminary prospectus supplement and accompanying prospectus with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-162933) (the “Registration Statement”).

The proceeds from the sale or other disposition of the Common Stock are solely for the accounts of the Selling Stockholders. The Company will not receive any proceeds from any sale or other disposition of the Common Stock by the Selling Stockholders.

In connection with the offering of Common Stock described under Item 1.01 above, the Company is filing a legal opinion regarding the validity of the shares of Common Stock as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of August 12, 2010, by and among National CineMedia, Inc., National CineMedia, LLC, American Multi-Cinema, Inc., AMC ShowPlace Theatres, Inc., Regal CineMedia Holdings, LLC and Credit Suisse Securities (USA) LLC (as Representative of the Several Underwriters).

3.1	Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 4.1 from the Registrant’s Registration Statement on Form S-8 (File No. 333-140652) filed on February 13, 2007.)

5.1	Opinion of Holme Roberts & Owen LLP

10.1	National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement dated as of February 13, 2007, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.1.1	First Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated as of March 16, 2009, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1.1 from the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on August 7, 2009.)

10.1.2	Second Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated August 6, 2010, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on August 10, 2010.)

10.2	Registration Rights Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Regal CineMedia Holdings, LLC and Cinemark Media, Inc. (Incorporated by reference to Exhibit 10.11 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

23.1	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: August 13, 2010	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary